Exhibit 99.1

Absolute Life Solutions, Inc. Reports Results of Operations for Third Quarter of Fiscal 2011

Jul 19, 2011

7:56am

NEW YORK, July 19, 2011 /PRNewswire/ -- Absolute Life Solutions, Inc. (Trading Symbol: ALSO), a specialized financial services firm focused on the creation of cash liquidity for seniors  as well as insurance-industry focused investors, today announced the financial results for the company's third quarter and the nine month period ended May 31, 2011.

Highlights from the quarter include:

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Gains on investments consisting of $11.6 million of unrealized gains

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Working capital of $10 million

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A portfolio of 38 policies with over $86.7 million in fair market value

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Net income of $6.3 million and after reflecting a deemed dividend of $ 18.1 million applicable to the sale of preferred shares, a net loss applicable to common shareholders of $11.8 million

For the nine months ended May 31, 2011:

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Gains on investments consisted of $43 million, comprised of $40.8 million of unrealized gains and $2.2 million of realized gains

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Net income of $22.1 million and after reflecting a deemed dividend of $37.3 million applicable to the sale of preferred shares, a net loss applicable to common shareholders of $17.4 million

Avrohom Oratz, Chief Executive Officer of Absolute Life Solutions, Inc., stated, "During the third quarter we continued our expansion by acquiring 12 new policies, increasing our total assets to $97 million and strengthening our working capital position by $5 million to $10 million. We continue to look at additional policies for acquisition and will evaluate all portfolios on an individual basis."

"During the quarter we sold an additional $18.1 million in preferred stock. Net loss applicable to common shareholders reflects a deemed dividend on preferred stock of $18.1 million. We are pleased with our balance sheet and being able to control our costs. We believe our business model has proven to be successful and as we look to acquire additional policies, we will consider numerous financial options as related to capital raises."

About Life Settlement Transactions:

A life settlement transaction typically occurs when an individual of advanced aged no longer wishes to pay, or is unable to afford, a premium payment on their life insurance policy. When faced with the difficult choice of expending diminishing cash resources to make premium payments or simply allowing their policy to lapse, the insured senior now has the opportunity to sell the policy for an immediate cash payment.  Current life settlement transactions are allowing the individual to receive an average of eight times the surrender value for an asset that was previously illiquid and that they may have had to abandon.  More and more seniors are becoming aware of the potential of these transactions creating a growing supply of policies available for purchase by organizations such as Absolute Life Solutions, Inc.

About Absolute Life Solutions, Inc.:

Absolute Life Solutions, Inc. offers a distinctive approach that provides liquidity to seniors while creating a stable alternative asset class for investors.  By securing only high-quality policies and employing a proprietary valuation platform and best-in-class portfolio and management techniques, Absolute seeks to optimize an insurance policy's inherent value and minimize risk.  For more information about Absolute Life Solutions, Inc., please visit our website at www.absolutels.com.

Forward Looking Statements

Some statements in this release may be "forward-looking statements" for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in our public filings with the Securities and Exchange Commission.  Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We undertake no obligation to update these forward looking statements.

CONTACT INFO:

Gabriel Berger, Investor Relations

Triumph Corporate Communications

212-201-4070

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